                                                                   EXHIBIT 12(b)

                           TELEX COMMUNICATIONS, INC.

                   COMPUTATION OF EBITDA TO INTEREST EXPENSE
                                 (IN THOUSANDS)


                                                              YEARS ENDED MARCH 31,
                                                --------------------------------------------------
                                                 1997      1996         1995      1994      1993
                                                -------   -------      -------   -------   -------
EBITDA........................................  $40,045   $16,691(1)   $25,134   $23,035   $22,412
Interest expense..............................   12,513    12,517       12,490    10,120    11,079
                                                -------   -------      -------   -------   -------
Ratio of EBITDA to interest expense...........     3.20      1.33         2.01      2.28      2.02
                                                =======   =======      =======   =======   =======


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(1) Depreciation and amortization excludes $13,345 of impairment write-off of property, plant and equipment and intangible assets.